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                                                                   EXHIBIT 10.37

Loan No. 0250024084

                           SECOND AMENDMENT AGREEMENT
                                 Loan Agreement
                        Promissory Note (Line of Credit)

         THIS AGREEMENT made this 16 day of April, 1998 by and among Standard Federal Bank, a federal savings bank ("Standard Federal"), McClain Group Leasing, Inc., a Michigan corporation ("Borrower"), and McClain Industries, Inc., a Michigan corporation ("Guarantor").

         RECITALS:

         A. Borrower and Standard Federal entered into a Loan Agreement, dated July 17, 1996, as amended April 28, 1997 (the "Loan Agreement"), pursuant to which Standard Federal opened a line of credit in favor of the Borrower, as evidenced by a Promissory Note (Line of Credit), dated July 17, 1996, as amended April 28, 1997 in the principal amount of $10,500,000.00 (the "Note"), secured by an Assignment of Equipment Leases and Security Agreement dated July 17, 1996, as amended April 28, 1997, and all Schedule A's thereto (the "Security Agreement"), and guaranteed by the Guarantor pursuant to a Guaranty dated July 17, 1996 (the "Guaranty").

         B. Borrower has requested an amendment and decrease in the credit limit of the line of credit evidenced by the Note, an extension of the maturity date thereof and a change in the interest rate applicable to the line of credit and Standard Federal and the Guarantor are agreeable thereto, on the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of Standard Federal's forbearance to enforce payment of the Note except as herein provided, of the mutual covenants herein contained and of other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby warrant, represent and agree as follows:

         1. The Borrower is a Michigan corporation in good standing. All corporate resolutions heretofore delivered to Standard Federal relative to borrowing money and granting security interests remain in full force and effect. Borrower has duly authorized and validly executed and delivered this Amendment Agreement and such Agreement and the Loan Agreement and Note (as hereby amended) are valid and enforceable according to their terms and do not conflict with or violate Borrower's corporate charter or by-laws or any agreement or covenants to which Borrower is a party.

         2. The Security Agreement is valid and enforceable in accordance with its terms. Standard Federal's security interests in the collateral described in the Security Agreement are valid and perfected and Borrower is aware of no claims or interests in such collateral prior or paramount to Standard Federal's.

         3. The Guaranty is valid and enforceable in accordance with its terms and the Guarantor presently has no valid and existing defense to liability thereunder.

         4. Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced by the following new Section 1:


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         SECTION 1.          EQUIPMENT LEASE LINE OF CREDIT


         1.1 The following terms shall have the meanings stated below when used in this Loan Agreement:

                  "Base LIBOR Rate" shall mean, with respect to a LIBOR Borrowing for an Interest Period, LIBOR as of 11:00 a.m. two (2) London Business Days prior to the first day of such Interest Period for deposits with maturities approximately equal to such Interest Period and in an amount approximately equal to the amount of such LIBOR Borrowing.

                  "Borrowing" shall mean an advance of all or any portion of the Line of Credit.

                  "Borrowing Notice" shall mean a notice by Borrower to Standard Federal that Borrower wishes to make a Borrowing.

                  "Business Day" shall mean a day on which the main office of Standard Federal is open for business.

                  "Consolidated Funded Debt" shall mean, as of any date, the sum of the following (without duplication): (i) all Indebtedness of the McClain Group as of such date, other than Consolidated Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of the McClain Group prepared as of such date in accordance with generally accepted accounting principles, (iii) all Indebtedness, whether secured or unsecured, of the McClain Group, having a final maturity (or which is renewable or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments, or otherwise) are required to be made by the obligor less than one year after the date of the creation thereof and notwithstanding the fact that any amount thereof is at the time included also in current liabilities of such obligor, (iv) all Indebtedness of the McClain Group outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement, (v) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations is respect of Capital Leases of the McClain Group and (vi) all obligations under Guaranties of the McClain Group. "Indebtedness" shall mean all indebtedness, obligations and liabilities, including, without limitation, all "liabilities" which would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, all obligations in respect of any Guaranty and all obligations in respect of any Capital Lease. "Consolidated Current Liabilities" shall mean, as of any date, the current liabilities which would be reflected on a consolidated balance sheet of the McClain Group prepared as of such date in accordance with generally accepted accounting principles, but excluding current maturities of Consolidated Funded Debt. "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a

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         nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder. "Guaranty" shall mean any contract, agreement or understanding pursuant to which any Indebtedness of another person or entity is guaranteed or in effect guaranteed in any manner, whether directly or indirectly.

                  "Credit Limit" shall mean the lesser of: (a) Ten Million and 00/100 Dollars ($10,000,000.00), or (b) an amount equal to 80% of
         Eligible Lease Receivables.

                  "Earnings Before Interest and Taxes Plus Depreciation and Amortization" shall mean the McClain Group's net income, computed in accordance with generally accepted accounting principles as in effect as of the date hereof consistently applied, before provision for federal and state income taxes, plus interest, depreciation and amortization expense, as reflected in the financial statements to be furnished as required herein.

                  "Effective Date" shall mean the date designated by Borrower in a Borrowing Notice as the date the Borrowing covered by such Borrowing Notice shall be funded and shall also mean, where applicable, the first day of the Interest Period applicable to a LIBOR Borrowing. An Effective Date for a Prime Rate Borrowing must be a Business Day. An Effective Date for a LIBOR Borrowing must be a London Business Day.

                  "Eligible Lease Receivables" shall mean lease receivables which are less than 90 days old and are not doubtful as to collectibility or disputed as to existence or amount or subject to offset, contra-indebtedness or return, exclusive of discounts and rebates, and are otherwise acceptable to Standard Federal in its sole discretion, and may include up to $382,000.00 in lease receivables from Galion Holding Company but shall not otherwise be intra-company or owing from any affiliated or related company or other entity, as such lease receivables are disclosed in the statements timely furnished to Standard Federal pursuant to Section 3 below.

                  "Funded Debt Ratio" shall mean the ratio of the McClain Group's Consolidated Funded Debt to Earnings Before Interest and Taxes Plus Depreciation and Amortization as of the end of each quarter of each fiscal year of the McClain Group.

                  "Interest Period" shall mean, with respect to a LIBOR Borrowing, a period of one (1) month, two (2) months or three (3) months, commencing on the Effective Date with respect to such LIBOR Borrowing. If any Interest Period would otherwise end on a day which is not a London Business Day, such Interest Period shall be extended to end on the next succeeding London Business Day.

                  "Interest Rate Selection Notice" shall mean a notice in the form attached to this Loan Agreement as Exhibit A, by which the Borrower shall notify Standard Federal that a Borrowing hereunder shall be a LIBOR Borrowing, specifying the Interest Period and Effective Date applicable to such LIBOR Borrowing and the principal amount of the LIBOR Borrowing.

                  "LIBOR" shall mean, with respect to an Interest Period, the British Bankers'

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         Association ("BBA") interest settlement rate based on an average of rates quoted by BBA designated banks as being, in BBA's view, the offered rate at which deposits in U.S. Dollars are being quoted to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the principal amount of the Borrowing to which the Interest Period relates, as such rates are determined by the BBA and displayed on the Reuter's Screen.

                  "LIBOR Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Line of Credit LIBOR Rate.

                  "LIBOR Borrowing Fail" shall mean a LIBOR Borrowing which is not made on the date specified in a Borrowing Notice for any reason other than default by Standard Federal in funding the Borrowing.

                  "LIBOR Rate" shall mean, with respect to an Interest Period, the quotient of: (i) the Base LIBOR Rate applicable to that Interest Period, divided by (ii) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to the Interest Period. The LIBOR Rate shall be rounded up to 4 decimal places where the fifth decimal place is 5 or more.

                  "Line of Credit" shall mean the revolving line of credit made available by Standard Federal to the Borrower on the terms and conditions contained in this Loan Agreement.

                  "Line of Credit LIBOR Rate" shall mean, with respect to a LIBOR Borrowing and an Interest Period, a rate per annum determined in accordance with the following table:

              Funded Debt Ratio                               Line of Credit LIBOR Rate
              -----------------                               -------------------------
         4.25 to 1.00 or greater                     Add 2.15 (215 basis points) to the LIBOR Rate
         3.50 to 1.00 up to 4.24 to 1.00             Add 2.00 (200 basis points) to the LIBOR Rate
         3.00 to 1.00 up to 3.49 to 1.00             Add 1.75 (175 basis points) to the LIBOR Rate
         2.99 to 1.00 or less                        Add 1.50 (150 basis points) to the LIBOR Rate

                  "Line of Credit Maturity Date" shall mean March 1, 2000, or any extension or renewal thereof.

                  "Line of Credit Note" shall mean the Promissory Note, dated July 17, 1996, as amended of even date herewith and all renewals and amendments thereof, evidencing the Line of Credit.

                  "London Business Day" shall mean a Business Day on which dealings in dollar deposits are carried out in the London Interbank market and on which banks, generally, in New York, New York are open for business.

                  "McClain Group" shall mean McClain Industries, Inc., a Michigan corporation; McClain of Alabama, Inc., a Michigan corporation; McClain of Georgia, Inc., a Georgia corporation; McClain of Ohio, Inc., a Michigan corporation; McClain of Oklahoma, Inc., a

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         Michigan corporation; McClain Epco, Inc., a New York corporation;
         Shelby Steel Processing Company, a Michigan corporation; McClain Tube Company d/b/a Quality Tube, a Michigan corporation; Galion Holding Company, a Michigan corporation; McClain E-Z Pack Inc., a Michigan corporation; Galion Dump Bodies, Inc., a Michigan corporation; McClain Group Sales, Inc., a Michigan corporation; and McClain Group Sales of Florida, Inc., a Florida corporation.

                  "Prepayment Premium" shall mean a premium payable in connection with a Principal Prepayment or a LIBOR Borrowing Fail. In the case of a Principal Prepayment, the Prepayment Premium shall be an amount equal to the positive difference, if any, between (i) the aggregate amount of interest which would otherwise be payable on the prepaid principal amount during the Prepayment Interest Period, as herein defined, and (ii) the aggregate amount of interest Standard Federal would earn if the prepaid principal amount were reinvested for the Prepayment Interest Period at the Treasury Rate. In the case of a LIBOR Borrowing Fail, the Prepayment Premium shall be an amount equal to the positive difference, if any, between (i) the aggregate amount of interest which would otherwise be payable on the principal amount of the LIBOR Borrowing during the Prepayment Interest Period, and (ii) the aggregate amount of interest Standard Federal would earn if the principal amount of the LIBOR Borrowing were reinvested for the Prepayment Interest Period at the Treasury Rate. In the case of a Principal Prepayment, the term "Prepayment Interest Period" shall mean the period from the prepayment date to the last day of the current Interest Period applicable to the prepaid Borrowing. In the case of a LIBOR Borrowing Fail, the term "Prepayment Interest Period" shall mean the period from the Effective Date specified in the Borrowing Notice applicable to the LIBOR Borrowing to the last day of the Interest Period specified in such Borrowing Notice. The term "Treasury Rate" means the yield on U.S. Treasury securities at constant maturity as interpolated by the U.S. Treasury from the daily yield curve, based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market, as such yields are stated under the heading referred to as "U.S. Government Securities, Treasury Constant Maturities" in Document H.15(519), presently published by the Board of Governors of the Federal Reserve System and titled "Federal Reserve Statistical Release." The Treasury Rate used to calculate a Prepayment Premium shall be the constant maturity yield value read from the yield curve at the fixed maturity which is the same as, or is the next closest period which is longer than the Prepayment Interest Period. If the publishing of the Treasury Rate is discontinued during the term of the Line of Credit, then the Treasury Rate shall be based upon the index which is published by the Board of Governors of the Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Standard Federal's sole determination most nearly corresponds to the Treasury Rate. The Treasury Rate used to calculate a Prepayment Premium shall be computed utilizing the Treasury Rate for the day which is two Business Days prior to the due date of the Prepayment Premium.

                  "Prime-Based Rate" shall mean a rate per annum equal to the Wall Street Journal Prime Rate, which rate shall increase or decrease automatically when and to the extent that the Wall Street Journal Prime Rate shall be increased or decreased.

                  "Prime Rate Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Prime-Based Rate.

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                  "Principal Prepayment" shall mean a payment of principal with respect to a LIBOR Borrowing on a day which is not the last day of an Interest Period applicable to such LIBOR Borrowing.

                  "Rate Conversion Date" shall mean the date on which a Prime Rate Borrowing shall convert to a LIBOR Borrowing.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of the Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Reserve Requirement" shall mean, with respect to an Interest Period, the daily average during such Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) which may be imposed on Standard Federal under Regulation D on Eurocurrency liabilities, in the case of LIBOR Borrowings.

                  "Reuter's Screen" means the display designated as page "LIBO" on the Reuter Monitor System or such other display on the Reuter Monitor System as shall display LIBOR.

                  "Revolving Credit Period" means the period from the date of this Loan Agreement through the Line of Credit Maturity Date.

                  "Unused Line" shall mean the amount available for draw but not advanced from time to time on the Line of Credit.

                  "Unused Line Fee" shall mean a fee in the amount of 0.25% per annum of the Unused Line. The amount of the Unused Line Fee payable on the first day of each month will be determined by multiplying the average daily balance of the Unused Line for the calendar month which ends one month prior to the due date of such Unused Line Fee by .020833%.

                  "Wall Street Journal Prime Rate" shall mean the "Prime Rate" published by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as the same may be changed from time to time. If more than one Prime Rate is published, the highest rate published shall be deemed the Wall Street Journal Prime Rate. If the publishing of the Wall Street Journal Prime Rate is discontinued, then the Prime-Based Rate shall be based upon the index which is published by The Wall Street Journal in replacement thereof based on similar base rates on corporate loans or, if no such replacement index is published, the index which, in Standard Federal's sole determination, most nearly corresponds to the Wall Street Journal Prime Rate.

         1.2 Standard Federal hereby extends the Line of Credit to the Borrower, which shall not exceed at any one time outstanding the Credit Limit.


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         1.3         The Borrower shall be obligated to repay all advances made hereunder with respect to any lease which becomes 90 days or more delinquent and such repayment shall be due and payable 15 days after the lease receivable statement which discloses such delinquency is timely furnished to Standard Federal pursuant to Section 3 below.

         1.4 The Line of Credit herein extended shall be subject to the terms and conditions of the Line of Credit Note. This Loan Agreement and the Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

         1.5 Standard Federal shall, from time to time during the term hereof, make advances to Borrower under the Line of Credit upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default (as defined in the Line of Credit Note or this Agreement) and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made; and provided further that upon giving effect to such advance and at the time the advance is to be made all of the representations and warranties of Borrower contained in this Agreement and all other documents executed in connection with the Line of Credit are true and correct in all material respects; and provided further that at the time the advance is to be made Standard Federal shall not have previously or concurrently declared all amounts owing under the Line of Credit Note to be immediately due and payable; and provided further the amount requested shall not cause the total amount outstanding under the Line of Credit to exceed the Credit Limit.

         1.6 LIBOR Borrowings under the Line of Credit shall bear interest at the Line of Credit LIBOR Rate and Prime Rate Borrowings under the Line of Credit shall bear interest at the Prime-Based Rate. Borrower shall have the option to designate whether Borrowings shall consist of LIBOR Borrowings or Prime Rate Borrowings, to be exercised as hereinafter described. Interest shall be calculated on the basis of a year of 360 days for the actual number of days amounts are outstanding.

         1.7 If at any time the amount outstanding under the Line of Credit shall exceed the Credit Limit, Borrower shall, on demand, forthwith pay to Standard Federal such sums as are necessary to reduce the amount outstanding to an amount not greater than the Credit Limit.

         1.8 Borrower shall pay to Standard Federal, on the first day of each month, commencing on the first payment date after the date hereof, and continuing on the same day of each consecutive month thereafter until the termination of the Line of Credit and all sums owing for principal and interest with respect to the Line of Credit are paid in full, the Unused Line Fee.

         1.9 In all events, unless earlier terminated, the Line of Credit shall terminate March 1, 2000. Upon termination, Borrower shall forthwith pay to Standard Federal all sums owing for principal and interest with respect to the Line of Credit.

         1.10 To effect a Borrowing under the Line of Credit, Borrower shall give Standard Federal a Borrowing Notice.

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         1.11        A Borrowing Notice may be made in writing, by telefacsimile or by telephone by an authorized representative of the Borrower and shall specify the aggregate amount of the requested Borrowing and the Effective Date of the Borrowing. Any Borrowing Notice by telephone may be recorded by Standard Federal for accuracy. A Borrowing Notice for a LIBOR Borrowing must be accompanied by one or more Interest Rate Selection Notices, specifying the principal amount and the Interest Period applicable to each LIBOR Borrowing.

         1.12 To effect a LIBOR Borrowing, the Borrower must furnish Standard Federal an Interest Rate Selection Notice.

         1.13 Interest Rate Selection Notices must be given no later than 11:00 a.m. Detroit time on a day which is at least two (2) London Business Days prior to the Effective Date of a LIBOR Borrowing. A Borrowing Notice for a Prime Rate Borrowing must be given no later than 3:00 p.m. Detroit time on the Effective Date of such Borrowing.

         1.14 Prior to making a Request for Borrowing or giving an Interest Rate Selection Notice, the Borrower may (without specifying whether the anticipated Borrowing will be a Prime Rate Borrowing or a LIBOR Borrowing) request that Standard Federal provide the Borrower with the most recent LIBOR available to Standard Federal for each Interest Period requested by Borrower. Standard Federal shall endeavor to provide such quoted rates to the Borrower on the date of the request.

         1.15 LIBOR Borrowings shall be made only in minimum increments of Five Hundred Thousand and 00/100 Dollars ($500,000.00).

         1.16 If the Borrower wishes to roll a LIBOR Borrowing into anther LIBOR Borrowing at the end of the Interest Period applicable to such LIBOR Borrowing, it shall give Standard Federal an Interest Rate Selection Notice no later than 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the termination of the applicable Interest Period. The Interest Rate Selection Notice shall specify the Interest Period(s) to be applicable to principal amounts which will continue as LIBOR Borrowings. Each Interest Rate Selection Notice shall be irrevocable and effective upon the giving thereof to Standard Federal. If the Borrower shall fail to give Standard Federal an Interest Rate Selection Notice by 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the termination of an Interest Period with respect to any LIBOR Borrowing, specifying the interest option to be applicable to such Borrowing as of the end of such Interest Period, the LIBOR Borrowing shall convert to a Prime Rate Borrowing at the end of the Interest Period.

         1.17 The Borrower may convert Prime Rate Borrowings to LIBOR Borrowings at any time by giving an Interest Rate Selection Notice to Standard Federal specifying the Rate Conversion Date. The Interest Rate Selection Notice must be given no later than 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the Rate Conversion Date. Each Interest Rate Selection Notice shall specify the principal amount of the Prime Rate Borrowing to be converted to a LIBOR Borrowing and the Interest Period to be applicable to such LIBOR Borrowing. Each Interest Rate Selection Notice shall be irrevocable and effective upon the giving thereof to Standard Federal.

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         1.18        If the Borrower makes a Principal Prepayment or a LIBOR
         Borrowing Fail occurs, Borrower will pay to Standard Federal the Prepayment Premium. In the case of a Principal Prepayment, the Prepayment Premium shall be due at the time the Principal Prepayment is made. In the case of a LIBOR Borrowing Fail, the Prepayment Premium shall be due on the Effective Date specified in the applicable Borrowing Notice.

         1.19 If, with respect to an Interest Period for any LIBOR Borrowing, Standard Federal determines, in its sole discretion, that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in United States dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for such Interest Period, or the Line of Credit LIBOR Rate will not adequately and fairly reflect the cost to Standard Federal of maintaining or funding the LIBOR Borrowing for such Interest Period, Standard Federal shall promptly give notice thereof to Borrower. Thereafter, until Standard Federal gives notice to the Borrower that such circumstances no longer exist, (a) the obligation of Standard Federal to fund LIBOR Borrowings shall be suspended and (b) the Borrower shall either (i) repay in full the then-outstanding principal amount of LIBOR Borrowings, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such LIBOR Borrowings, or (ii) convert such LIBOR Borrowings to Prime Rate Borrowings on the last day of the then-current Interest Period applicable to each LIBOR Borrowing.

         1.20 If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Standard Federal with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Standard Federal to make, maintain or fund LIBOR Borrowings, Standard Federal shall promptly give notice thereof to the Borrower. Thereafter, (a) the obligation of Standard Federal to fund LIBOR Borrowings shall be suspended and (b) the Borrower shall either (i) repay in full the then-outstanding principal amount of LIBOR Borrowings, together with accrued interest thereon, or
         (ii) convert such LIBOR Borrowings to Prime Rate Borrowings, either:
         (1) on the last day of the then-current Interest Period applicable to such LIBOR Borrowings, if Standard Federal may lawfully continue to maintain and fund such LIBOR Borrowings until such date, or (2) immediately, if Standard Federal may not lawfully continue to fund and maintain such LIBOR Borrowings until such date, in which case Borrower will pay the Prepayment Premium.

         1.21 If any governmental authority or regulatory agency, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the Reserve Requirement or any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Standard Federal, or shall impose on Standard Federal or the interbank Eurodollar market any other condition, guideline or request affecting LIBOR Borrowings, the Note or Standard Federal's obligation to make advances of LIBOR Borrowings, and the result of any of the foregoing, in the reasonable judgment of Standard Federal shall be to increase the cost to Standard Federal of making or maintaining LIBOR Borrowings, or to reduce the amount of any sum

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         received or receivable by Standard Federal under this Loan Agreement, or under the Note, by an amount deemed by Standard Federal to be material, then, within five (5) days after demand by Standard Federal, Borrower shall pay to Standard Federal as additional interest such additional amount or amounts as will compensate Standard Federal for such increased cost or reduction. Standard Federal will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Standard Federal to compensation pursuant to this Section. A certificate of Standard Federal claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Standard Federal will, on request, provide evidence supporting such certificate. If Standard Federal demands compensation under this Section, then Borrower may at any time, upon at least five (5) days prior notice to Standard Federal, either (i) pay such compensation to Standard Federal, (ii) repay in full the then outstanding LIBOR Borrowings of Standard Federal, together with accrued interest thereon to the date of prepayment, or (iii) convert such LIBOR Borrowings to Prime Rate Borrowings in accordance with the provisions of this Loan Agreement; provided, however, that if the Borrower prepays or converts LIBOR Borrowings it shall be liable for any applicable Prepayment Premium. Standard Federal's determination of amounts payable under this Section shall be calculated as though Standard Federal funded the applicable LIBOR Borrowings through the purchase of a eurodollar deposit of the type, maturity and amount corresponding to the deposit used as a reference in determining the Base LIBOR Rate with respect to such LIBOR Borrowing, whether or not Standard Federal in fact purchased such deposit. If the additional amounts payable under this Section shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a rate which is in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by Standard Federal, and any and all such excess paid shall be automatically credited against and in reduction of the principal outstanding under the Note, as applicable. In such event, Standard Federal shall have the option to immediately terminate Borrower's right to request LIBOR Borrowings, and the unpaid balance of any outstanding LIBOR Borrowings, with accrued interest at the highest rate permitted to be charged by stipulation in writing between Standard Federal and Borrower, at the option of Standard Federal, shall immediately become due and payable. The obligations of the Borrower under this Section shall survive payment of the Line of Credit and termination of this Loan Agreement.

         1.22 If Standard Federal shall determine that the adoption, amendment or revision of any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or the interpretation or administration thereof by any governmental authority or regulatory agency, central bank or other comparable authority, or compliance by Standard Federal with any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or any request, interpretation or directive (whether or not having the force of law) of any governmental authority or regulatory agency, central bank or other comparable authority which affects Standard Federal's capital requirements, has or would have the effect of reducing the rate of return on Standard Federal's capital to a level below the rate of return Standard Federal would have realized in the absence of such adoption, amendment, revision, interpretation, administration or compliance (taking into account Standard Federal's policies with respect to capital adequacy) by an amount considered by Standard Federal to be material, then, beginning five (5) days after demand by Standard Federal, Borrower shall pay to Standard

         Federal as additional interest or as fees, as determined by Standard Federal in its sole discretion, such additional amount or amounts as will compensate Standard Federal for such reduction in its rate of return. Such adjustments in interest or fees shall be imposed effective five (5) days after Standard Federal's demand and shall apply to the then outstanding principal balance of the Line of Credit and to subsequent advances under this Loan Agreement. In determining such amount or amounts, Standard Federal may use any reasonable averaging and attribution methods. Standard Federal will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Standard Federal to compensation pursuant to this Section. A certificate of Standard Federal claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Standard Federal will, on request, provide evidence supporting such certificate.

         5. The Loan Agreement is hereby amended so as to include a Form of Interest Rate Selection Notice as an Exhibit A, in the form attached hereto as Exhibit A.

         6.       The Note is hereby amended in the following respects only:

                  a. The Due Date provided for in the Note is hereby amended and extended from March 31, 1999 to March 1, 2000.

                  b. The principal amount stated in the Note is hereby decreased to the sum of Ten Million and 00/100 Dollars ($10,000,000.00). Borrower hereby promises to pay to the order of Standard Federal the principal amount of the Note, as hereby amended, together with interest thereon, in accordance with the terms and provisions of the Note, as hereby amended.

                  c. The principal outstanding under the Note from time to time shall bear interest, on a basis of a year of 360 days for the actual number of days amounts are outstanding, at Borrower's option, to be exercised in accordance with the procedures outlined in the Loan Agreement, at the Prime-Based Rate or the Line of Credit LIBOR Rate.

         7. Except as amended herein and in the amendment to the Security Agreement executed herewith, the Note, Security Agreement and Guaranty shall remain in full force and effect. This Amendment Agreement may be attached to the Note as a rider, but such attachment shall not be necessary to the validity thereof.

         8. Guarantor acknowledges and consents to the amendment to the Note herein provided and agrees that the Guaranty shall continue and remain in full force and effect with respect to the Note as herein amended.

         IN WITNESS WHEREOF the parties hereto have executed this agreement the day and date first above written.

Witness:                           BORROWER:

                                   MCCLAIN GROUP LEASING, INC., a Michigan
                                   corporation


                                   By:    /s/ Mark S. Mikelait
---------------------                 -------------------------------------
                                              Mark S. Mikelait

                                              Its:  Treasurer
---------------------                             -------------------------

                                   6200 Elmridge
                                   ----------------------------------------
                                   Address

                                   Sterling Heights, Michigan 48310
                                   ----------------------------------------

                                   38-2969462
                                   ----------------------------------------
                                   Tax Identification Number


                                   GUARANTOR:

                                   MCCLAIN INDUSTRIES, INC., a Michigan
                                   corporation


                                   By:    /s/ Mark S. Mikelait
---------------------                 -------------------------------------
                                              Mark S. Mikelait

                                              Its:  Treasurer
---------------------                             -------------------------


                                   STANDARD FEDERAL:

                                   STANDARD FEDERAL BANK, a federal savings bank



                                   By:   /s/ [SIG]
---------------------                 -------------------------------------

                                              Its:  Vice President
---------------------                             -------------------------

                                    EXHIBIT A

                    [FORM OF INTEREST RATE SELECTION NOTICE]


--------------------------------------------------------------------------------


STANDARD FEDERAL BANK
Member ABN AMRO Group

2600 West Big Beaver Road
P.O. Box 3703
Troy, Michigan 48007-3703
248/643-9600

                                                       Loan  No.:
                                                                 --------------
                                                   Borrowing No.:
                                                                 --------------

                         INTEREST RATE SELECTION NOTICE

TO:      STANDARD FEDERAL BANK

         In accordance with the provisions of the Loan Agreement, dated July 17, 1996, as amended April 28, 1997 and ________________ , 1998 (the "Loan
Agreement"), executed in connection with the referenced loan, the undersigned hereby notifies you that it has selected the Interest Period commencing on the Effective Date stated below with respect to the Borrowing outstanding under the referenced Borrowing No. in the principal amount indicated below (capitalized terms used in this notice shall have the meanings given such terms in the Loan Agreement):

                  Interest Period:
                                                   -------------------
                  Effective Date:
                                                   -------------------
                  Principal Amount:
                                                   -------------------
                  LIBOR:
                                                   -------------------
                  LIBOR Rate:
                                                   -------------------
                  Last Day of Interest Period:
                                                   -------------------

                                                   BORROWER:

                                                   McClain Group Leasing, Inc.


                                                   By:  EXHIBIT - DO NOT SIGN
                                                      -----------------------

                                                   Its:
                                                       ----------------------